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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):   March 16, 2001

                            -----------------------


                                 VENCOR, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                       001-14057                61-1323993
(State or other jurisdiction of      (Commission File           (IRS Employer
incorporation or organization)            Number)            Identification No.)

                               One Vencor Place
                            680 South Fourth Street
                             Louisville, Kentucky
                   (Address of principal executive offices)
                                  40202-2412
                                  (Zip Code)

      Registrant's telephone number, including area code:  (502) 596-7300

                                Not Applicable
        (Former name or former address, if changed since last report.)


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Items 3.  Bankruptcy or Receivership.


     On March 1, 2001, the United States Bankruptcy Court for the District of Delaware (the "Court") approved the fourth amended plan of reorganization of Vencor, Inc. (the "Company") filed with the Court on December 14, 2000, as modified at the confirmation hearing (the "Amended Plan"). The order confirming the Amended Plan was entered on March 16, 2001. Under the terms of the Amended Plan, the Amended Plan must be effective no later than May 1, 2001.

     In connection with the confirmation hearing, the Company entered into a commitment letter for a $120 million senior exit facility with a lending group led by Morgan Guaranty Trust Company of New York (the "Exit Facility"). The Exit Facility will be available to fund the Company's obligations under the Amended Plan and its ongoing operations following emergence from bankruptcy. The Company expects to terminate its debtor-in-possession financing on or prior to the effective date of the Amended Plan.

     In addition to the factors noted below, the consummation of the Amended Plan is subject to a number of material conditions including, without limitation, the negotiation and execution of definitive agreements for the Exit Facility. There can be no assurance that the Amended Plan will be consummated.

     The Amended Plan represents a consensual arrangement among Ventas, Inc. ("Ventas"), the Company's senior bank lenders (the "Senior Lenders"), holders of the Company's $300 million 9 7/8% Guaranteed Senior Subordinated Notes due 2005 (the "1998 Notes"), the United States Department of Justice, acting on behalf of the Department of Health and Human Services' Office of the Inspector General and the Health Care Financing Administration ("HCFA") (collectively, the "Government") and the advisors to the official committee of unsecured creditors.

     The following is a summary of certain material provisions of the Amended Plan. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Amended Plan, including all exhibits and documents described therein, as filed with the Court and as may otherwise be amended, modified or supplemented.

     The Amended Plan provides for, among other things, the following distributions:

     Senior Lender Claims - The Senior Lenders will receive, in the aggregate, new senior subordinated secured notes in the principal amount of $300 million, bearing interest at the rate of LIBOR plus 4 1/2%, with a maturity of seven years (the "New Senior Secured Notes"). The interest on the New Senior Secured Notes will begin to accrue approximately two quarters following the effective date of the Amended Plan and, in lieu of interest payments, the Company will pay a $25.9 million obligation under the Government Settlement (as defined) within the first two full fiscal quarters following the effective date of the Amended Plan as described below. In addition, holders of the Senior Lender claims will receive an aggregate distribution of 65.51% of the new common stock (the "New Common Stock") of the reorganized Company (subject to dilution from stock issuances occurring after the effective date of the Amended Plan).

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     Senior Subordinated Noteholder Claims - The holders of the 1998 Notes and the remaining $2.4 million of the Company's 8 5/8% Senior Subordinated Notes due 2007 (collectively, the "Subordinated Noteholder Claims") will receive, in the aggregate, 24.50% of the New Common Stock (subject to dilution from stock issuances occurring after the effective date of the Amended Plan). In addition, the holders of the Subordinated Noteholder Claims will receive, in the aggregate, warrants issued by the Company for the purchase of an aggregate of 7,000,000 shares of New Common Stock, with a five-year term, which will consist of warrants to purchase 2,000,000 shares at a price per share of $30.00, and warrants to purchase 5,000,000 shares at a price per share of $33.33.

     Ventas Claim - Ventas will receive the following treatment under the Amended Plan:

          The four master leases and a single facility lease with Ventas will be assumed and simultaneously amended and restated as of the effective date of the Amended Plan (the "Amended Leases"). The principal economic terms of the Amended Leases are as follows:

          (1) A decrease of $52 million in the aggregate minimum rent from the annual rent as of May 1, 1999 to a new initial aggregate minimum rent of $174.6 million as of the first month after the effective date of the Amended Plan.

          (2) Annual aggregate minimum rent payable in cash will escalate at an annual rate of 3.5% over the prior period annual aggregate minimum rent for the period from May 1, 2001 through April 30, 2004. Thereafter, annual aggregate minimum rent payable in cash will escalate at an annual rate of 2%, plus an additional annual accrued escalator amount of 1.5% of the prior period annual aggregate minimum rent which will accrete from year to year (with an interest accrual at LIBOR plus 4 1/2%). All accrued rent will be payable upon the repayment or refinancing of the New Senior Secured Notes, after which the annual aggregate minimum rent payable in cash will escalate at an annual rate of 3.5% and there will be no further accrual feature.

          (3) A one-time option, that can be exercised by Ventas 5 1/4 years after the effective date of the Amended Plan, to reset the annual aggregate minimum rent under one or more of the Amended Leases to the then current fair market rental in exchange for a payment of $5 million (or a pro rata portion thereof if fewer than all of the Amended Leases are reset) to the Company.

          (4) Under the Amended Leases, the "Event of Default" provisions also will be substantially modified and will provide Ventas with more flexibility in exercising remedies for events of default.

     In addition to the Amended Leases, Ventas will receive a distribution of 9.99% of the New Common Stock (subject to dilution from stock issuances occurring after the effective date of the Amended Plan).

     Ventas also will enter into a tax escrow agreement with the Company as of the effective date that will provide for the escrow of approximately $30 million of federal, state and local refunds until the expiration of the applicable statutes of limitation for the auditing of the refund applications. The escrowed funds will be available for the payment of certain tax deficiencies during the

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escrow period except that all interest paid by the government in connection with any refund or earned on the escrowed funds will be distributed equally to the parties. At the end of the escrow period, the Company and Ventas will each be entitled to 50% of any proceeds remaining in the escrow account.

     All agreements and indemnification obligations between the Company and Ventas, except those modified by the Amended Plan, will be assumed by the Company as of the effective date of the Amended Plan.

     United States Claims - The claims of the Government (other than claims of the Internal Revenue Service and criminal claims, if any) will be settled through a government settlement with the Company and Ventas which will be effectuated through the Amended Plan (the "Government Settlement").

     Under the Government Settlement, the Company will pay the Government a total of $25.9 million, which will be paid as follows:

     (1)  $10 million on the effective date of the Amended Plan, and

     (2) an aggregate of $15.9 million during the first two full fiscal quarters following the effective date, plus accrued interest at the rate of 6% per annum beginning as of the effective date of the Amended Plan.

     Under the Government Settlement, Ventas will pay the Government a total of $103.6 million, which will be paid as follows:

     (1)  $34 million on the effective date of the Amended Plan, and

     (2) the remainder paid over five years, bearing interest at the rate of 6% per annum beginning as of the effective date of the Amended Plan.

     In addition, the Company will repay the remaining balance of the obligations owing to HCFA (approximately $63.4 million as of December 31, 2000) pursuant to the terms previously agreed to by the Company. As previously announced, the Company has entered into a Corporate Integrity Agreement with the Department of Health and Human Services' Office of the Inspector General as part of the overall Government Settlement. The Government Settlement also provides for the dismissal of certain pending claims and lawsuits filed against the Company.

     General Unsecured Creditors Claims - The general unsecured creditors of the Company will be paid the full amount of their allowed claims existing as of the date of the Company's filing for protection under the Bankruptcy Code. These amounts will be paid in equal quarterly installments over three years beginning at the end of the first full fiscal quarter following the effective date. The Company will pay interest on these claims at the rate of 6% per annum from the effective date of the Amended Plan, subject to certain exceptions. A convenience class of unsecured creditors, consisting of creditors holding allowed claims in an amount less than or equal to $3,000, will be paid in full within 30 days of the effective date of the Amended Plan.

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     Preferred Stockholder and Common Stockholder Claims - The holders of preferred stock and common stock of the Company will not receive any distributions under the Amended Plan. The preferred stock and common stock will be canceled on the effective date of the Amended Plan.

     Other Significant Provisions - The board of directors of the reorganized Company will consist of Edward L. Kuntz, the current Chairman of the Board of Directors, Jeff Altman of Franklin Mutual Advisors, L.L.C., James Bolin of Appaloosa Management, L.P., Garry N. Garrison, Isaac Kaufman of Advanced Medical Management, Inc., John H. Klein of BI - Logix, Inc. and David Tepper of Appaloosa Management, L.P.

     A restricted share plan was approved under the Amended Plan that provides for the issuance of 600,000 shares of New Common Stock to certain key employees of the Company. The restricted shares will be non-transferable and subject to forfeiture until they have vested generally over a four-year period. In addition, a new stock option plan will be approved under the Amended Plan for the issuance of stock options for up to 600,000 shares of New Common Stock to certain key employees of the Company. The Amended Plan also approves the Vencor, Inc. 2000 Long-Term Incentive Plan that provides cash bonus awards to certain key employees on the attainment by the Company of specified performance goals. The Amended Plan also provides for the continuation of the Company's current management retention plan for its employees and the payment of certain performance bonuses upon the effective date of the Amended Plan.

     As of February 28, 2001, there were 70,233,280 shares of the Company's common stock and 17,433 shares of the Company's 6% Series A Non-Voting Convertible Preferred Stock issued and outstanding. The outstanding common stock and preferred stock will be canceled under the terms of the Amended Plan. Upon implementation of the Amended Plan, the Company will issue 15,000,000 shares of the New Common Stock. An additional 600,000 shares of New Common Stock will be issued to certain key employees of the Company shortly following the effective date of the Amended Plan.

     For financial information regarding the assets and liabilities of the Company refer to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000. The Company's most recent monthly financial report filed with the Court reflects historical asset carrying values of $1.30 billion and liabilities of $1.72 billion as of November 30, 2000. Upon emergence from the Chapter 11 proceeding, the Company will be required to adopt "fresh start" accounting. Generally, the Company will restate all assets and liabilities at their respective fair values based upon the terms of the Amended Plan. The Company has not yet determined the impact of fresh start accounting on the historical consolidated financial statements.

     Certain statements contained herein, including, but not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's

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expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, the ability of the Company to continue as a going concern; the delays or the inability to complete the Company's Amended Plan; the ability of the Company to successfully negotiate and execute the Exit Facility; the ability of the Company to operate pursuant to the terms of its debtor-in-possession financing; the ability of the Company to operate successfully under the Chapter 11 cases; risks associated with operating a business in Chapter 11; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; adverse developments with respect to the Company's liquidity or results of operations; the Company's ability to attract patients given its current financial position; the ability of the Company to attract and retain key executives and other healthcare personnel; the effects of healthcare reform and legislation on the Company's business strategy and operations; the Company's ability to control costs, including labor costs in response to the prospective payment system, implementation of its Corporate Integrity Agreement and other regulatory actions; adverse developments with respect to the Company's settlement discussions with the United States government concerning ongoing investigations; and the dramatic increase in the costs of defending and insuring against alleged patient care liability claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of businesses acquired.

               Not applicable.

          (b)  Pro forma financial information.

               Not applicable.

          (c)  Exhibits.

               Exhibit 2.1 Fourth Amended Joint Plan of Reorganization of Vencor, Inc. and Affiliated Debtors under Chapter 11 of the Bankruptcy Code.

               Exhibit 2.2 Order Confirming the Fourth Amended Joint Plan of Reorganization of Vencor, Inc. and Affiliated Debtors under Chapter 11 of the Bankruptcy Code, as entered by the United States Bankruptcy Court for the District of Delaware on March 16, 2001.

               Exhibit 99.1  Press Release dated March 1, 2001.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             VENCOR, INC.



Dated: March 19, 2001                        By: /s/ Richard A. Lechleiter
                                                 -------------------------
                                                 Richard A. Lechleiter
                                                 Vice President, Finance,
                                                 Corporate Controller and
                                                 Treasurer

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